Exhibit 10.45.1

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1. CONTRACT ID CODE N/A Page 1 of 32 2. AMENDMENT/MODIFICATION NO. Modification 0016 3. EFFECTIVE DATE See Item 16 4. REQUISITION/PURCHASE REQ. NO N/A 5. PROJECT NO. (If applicable) N/A 6. ISSUED BY CODE N/A 7. ADMINISTERED BY (IF OTHER THAN ITEM 6) CODE N/A U.S. DEPT OF HEALTH & HUMAN SERVICES ASPR/BARDA 330 INDEPENDENCE AVESW, ROOM G640 WASHINGTON, D.C. 20201 See Item 6 8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State, and Zip Code) PharmAthene UK, Limited VIN: (1148448) Johnson Matthey Building PO Box 88, Haverton Hill Road Billingham, TS 23 1 XN UK  9A. AMENDMENT OF SOLICITATION NO. 9B. DATED (SEE ITEM 11) 10A. MODIFICATION OF CONTRACT/ORDER NO. HHS0100200900103C CODE: N/A FACILITY CODE: N/A 10B. DATED (SEE ITEM 11) 9/1/2003 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS  The above numbered, solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers  is extended  is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers, FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If Required) CAN:    Appropriation:   O.C.   Obiligation 13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO., AS DESCRIBED IN ITEM 14 A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify Authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43,103 (b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 1.602-1, 52,243-2 Changes – Cost Reimbursement – Alt V (APR 1984) D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor  is NOT is required to sign this document and return 1 copy to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible. The purpose of this modification is to reduce the Scope of Work performed under this control. The total estimated to complete remains unchanged at $32,458,052. Period of Performance is changed from 6/30/2011 to 3/31/2011. Total Funds Currently Allotted Cost Fco Total Prior to this MOD: This Modification Revised Total $117,736,200.00 Contract Funded through date: 3/31/2011. Except as provided hereto, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER VICE PRESIDENT 16A. NAME AND TITLE OF CONTRACTING OFFICER Darrick A. Eady, Contracting Officer 15B. CONTRACTOR/OFFEROR VICE PRESIDENT (Signature of person authorized to sign) 15C. DATE SIGNED 10/9/09 16B. UNITED STATES OF AMERICA (Signature of Contracting Officer) 16C. DATE SIGNED 10/9/09 NSN 7540-01-152-8070 STANDARD FORM 30 (REV. 10-83) Previous Edition Unusable Prescribed by GSA FAR (48 CFR) 53.243

2 Contract No: HHSO100200900103C Modification No: 0016 SECTION B – SUPPLIES OR SERVICES AND PRICE/COSTS ARTICLE B.2. ESTIMATED COST AND FIXED FEE has been modified to read as follows. a. The estimated cost for this contract is b. The Fixed fee for this contract is $ The fixed fee shall be paid in installments based on the negotiated milestones set forth in ARTICLE B.4.h. and subject to the withholdings provisions of the ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, Article 1.1 of this contract. Payment of fixed fee shall not be made in less than monthly increments. c. The Government’s obligation, represented by the sum of the estimated cost plus fixed fee is $117,736,200. d. Total funds currently available for payment and allotted to this contract modification are of which represents the estimated costs, and of which is this fixed fee. These funds cover the start dates for Milestones 1, 2, 3, 4, 5, 6, Program Management and EVMS. For further provision on funding, see the LIMITATIONS OF COSTS clause referenced in PART II, ARTICLE 1.2. Authorized Substitutions of Clauses. e. It is estimated that the amount currently allotted will cover performance of contract through June 30 of 2011. ARTICLE B.4. ADVANCE UNDERSTANDINGS, in accordance FAR 52.244-2 (approval of subcontractor) paragraph a, b, c, d, e, f, Subcontracts have been deleted in it entirety and replaced with the following. Any future subcontract awards or modification to existing subcontracts that fall within the requirements of FAR Section 52.244-2 shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation and the draft subcontract as required by the Subcontract clause in this contract. After written approval of the Subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer. a. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed or continued development of rPA vaccine is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval includes the following scope of work: V9-Final

3 MS1; BDS Stability HPPS Analysis, On-going Stability Lot B2272/008, Time Points T=24 and T=36 months (WBS 1.1.1) FDP Stability CD, SDS-PAGE, Fluorescence Analysis, On-going Stability Lot 907616, Time Points 18, 21, 24, 27, 30, 33, and 36 months (WBS 1.2.1) MS4; Reference standard Lot B2272-007, 2009 re-qualification HPPS assay (WBS 4.1.5) Reference standard Lot B2272-012, 2009 Qualification HPPS assay (WBS 4.1.5) Reference standard Lot B2272-012, 2010 re-qualification HPPS assay (WBS 4.1.5) MS6; Support for technology transfer of BDS and assays to Diosynth (WBS 6.10) Shipment and disposal (WBS 6.1) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) b. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS2; Immunopotency development studies (WBS 2.2.2) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) c. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS1; Shipping (WBS 1.2.10) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) d. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS1; Storage (WBS 1.2.9) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS)

4 A firm-fixed price subcontract between PharmAthene an for an amount not to exceed hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS1; FDP stability sterility testing, time point 24 and 36 months (WBS 1.2.1) FDP CTM l00ug dose stability sterility testing, time point 12 months (WBS 1.2.2) FDP CTM 50ug dose stability sterility testing, time point 12 months (WBS 1.2.3) High phosphate diluent CTM stability sterility testing, time point 12 months (WBS 1.2.6) Sample storage (WBS 1.2.11) MS3; FDP CTM 100ug dose GMP documents, media fill, raw material procurement & release, development, lot manufacture, lot testing, and release (WBS 3.1) FDP CTM 50ug dose GMP documents, raw material procurement & release, development, lot manufacture, lot testing, and release (WBS 3.2) High phosphate diluent CTM lot manufacture, lot testing, and release (WBS 3.4) FDP VMP (WBS 3.6) Storage (WBS 3.7) MS4; FDP Phosphate Analysis Development and Validation (WBS 4.2.2) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) f. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed hereby approved by the Contracting officer. The period of performance is (04/01/2009 to 12/31/2009). This approval encompasses the following scope of work: MS3; Order and ship Alhydrogel (WBS 3.5) g. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS3; Mixing Study Protocol(s) (WBS 3.5.3) Process Solution Protocol(s) (WBS 3.5.4) Demonstration Batch Protocol(s) (WBS 3.5.10) FDP Master Validation Plan (WBS 3.6.2) FDP Draft Process Validation Protocol (WBS 3.6.3) FDP Leachables/Extractables Studies (WBS 3.6.7) MS6; BDS Master Validation Plan (WBS 6.6) Support technology transfer to Diosynth (WBS 6.11)

5 A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 9/30/2009). This approval encompasses the following scope of work: MS3; Test and release Alhydrogel for 2009, provide CoA (WBS 3.5) i. A firm-fixed price subcontract between PharmAthene and Inc for an amount not to exceed hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 3/31/2010). This approval encompasses the following scope of work: MS2; MCLA 2nd degraded material study, analysis and report on data from HPA (WBS 2.1.1) MCLA installation at HPA (WBS 2.1.1) MCLA operation efficiency studies, analysis and report on data from HPA (WBS 2.1.1) MCLA validation protocol (WBS 2.1.1) MCLA interim specification DOE settings to HPA, analysis and report on data from HPA (WBS 2.1.1) MCLA validation studies, analysis and report of results (WBS 2.1.1) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) j. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS4; consulting services for assay development MS6; consulting services for process transfer to Diosynth MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) k. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MSI; BDS stability physical and chemical testing, Lot B2272/008, Storage, Appearance, pH, SDSPAGE, IEF, TVC, Time Points T=24 and 36 months (WBS 1.1.1) FDP stability physical and chemical testing, Lot 907616, Storage, Appearance, pH, UBA, Osmolality, Time Points T=18 and 21 months (WBS 1.2.1) FDP stability physical and chemical testing, Lot 907616, Storage, Appearance, pH, UBA, Osmolality, SDS Des, Time Points T=24, 27, 30, 33 and 36 months (WBS 1.2.1)

6 FDP CTM l00ug dose stability physical and chemical testing, Storage, Appearance, pH, UBA, Osmolality, SDS Des, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.2) FDP CTM 50ug dose stability physical and chemical testing, Storage, Appearance, pH, UBA, Osmolality, SDS Des, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.3) High phosphate diluent CTM stability physical and chemical testing, Storage, Appearance, pH, Osmolality, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.6) Sample storage (WBS 1.2.10) MS4; BDS stability appearance, A280, SDS-PAGE, TVC, and IEF assay validation (WBS 4.2.2) Reference standard Lot B2272-007, 2009 re-qualification (WBS 4.1.5) Reference standard Lot B2272-012, 2009 Qualification (WBS 4.1.5) Reference standard Lot B2272-012, 2010 re-qualification (WBS 4.1.5) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) l. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The Period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS2; MCLA installation at HPA (WBS 2.1.1) MCLA HPA software validation protocol, execution, and report (WBS 2.1.1) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) m. A firm-fixed pricesubcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (10/01/2009 to 3/31/2011). Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation and the draft subcontract as required by the Subcontracts clause of the General Clauses incorporated in this contract. After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be proved to the Contracting Officer. This approval will encompass the following scope of work: MS4; HPPS release and stability assay validation (WBS 4.1.3) LC-MS/MS Method Development and validation Activities (WBS 4.1.4) MS6; Upstream process transfer and development (WBS 6.5) Downstream process transfer and development (WBS 6.5) Transfer of Analytical method (WBS 6.4) Transfer of validated assays (WBS 6.4) 140L demonstration batches (WBS 6.5) Scale-up, pre-production, and 3000L run (WBS 6.7) 3000L GMP run (WBS 6.8) Validation master plan (WBS 6.6) Analytical method validation (WBS 6.4)

7 Small Scale Process Characterization (6.12) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS1; BDS stability challenge potency testing, Lot B2272/008, Time Points T=24 and 36 months (WBS 1.l.l) FDP stability challenge potency testing, Lot 907616, Time Points T=18, 21, 24, 27, 30, 33 and 36 months (WBS 1.2.1) FDP CTM l00ug dose stability challenge potency testing, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.2) FDP CTM 50ug dose stability challenge potency testing, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.3) MS2; FDP Mouse Challenge Potency Assay Development Plan and Studies (WBS 2.2.1) MS3; FDP CTM l00ug dose mouse challenge potency testing, Time Point T=0 months (WBS 3.1) FDP CTM 50ug dose mouse challenge potency testing, Time Point T=0 months (WBS 3.2) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) o. A firm-fixed price subcontract between PharmAthene and for an amount not to exceed hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 9/30/2009). This approval encompasses the following scope of work: MS6; MSDS (WBS 6.5) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) A firm-fixed price subcontract between PharmAthene and for an amount not to exceed $ is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS2; Immunopotency development studies (WBS 2.2.2) MS3; FDP CTM l00ug dose general safety testing (WBS 3.1) FDP CTM 50ug dose general safety testing (WBS 3.2) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS)

8 A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS1; BDS stability MCLA testing, Lot B2272/008, Time Point T=36 months (WBS l.l.1) MS2; MCLA Assay development and validation (WBS 2.1.1) MS4; Reference standard re-qualification (WBS 4.1.5) MS6; Operation of Process at Intermediate Scale, MCLA testing (WBS 6.5) Process Scale up Campaign (3 runs), MCLA testing (WBS 6.7) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS1; BDS stability physical and chemical testing, Lot B 2272/008, Time Points T=24 and 36 months (WBS 1.1.1) FDP stability physical and chemical testing, Lot 907616, Time Points T=18, 21, 24, 27, 30, 33 and 36 months (WBS 1.2.1) FDP CTM l00ug dose stability physical and chemical testing, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.2) FDP CTM 50ug dose stability physical and chemical testing, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.3) MS4; Reference standard re-qualification (WBS 4.1.5) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) s. A firm-fixed price subcontract between PharmAthene an amount not to exceed hereby approved by the Contracting Officer. The performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS4; Reference standard re-qualification (WBS 4.1.5) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS)

9 A firm-fixed price subcontract between PharmAthene and or an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MS6; Office space for PTN RTP support team MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) A firm-fixed price subcontract between PharmAthene an for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MSI; BDS stability challenge potency statistics, Lot B 2272/008, Time Points T=24 and 36 months (WBS 1.1.1) FDP stability challenge potency statistics, Lot 907616, Time Points T=18, 21, 24, 27,30, 33 and 36 months (WBS 1.2.1) FDP CTM l00ug dose stability challenge potency statistics, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.2) FDP CTM 50ug dose stability challenge potency statistics, Time Points T=0, 3, 6, 9 and 12 months (WBS 1.2.3) MS2; MCLA validation study statistics (WBS 2.1.1) FDP Mouse Challenge Potency Assay Development Plan and Study statistics (WBS 2.2.1) MS3; FDP CTM l00ug dose mouse challenge potency statistics (WBS 3.1) FDP CTM 50ug dose mouse challenge potency statistics (WBS 3.2) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) A firm-fixed price subcontract between PharmAthene and for an amount not to exceed is hereby approved by the Contracting Officer. The period of performance is (04/01/2009 to 12/31/2010). This approval encompasses the following scope of work: MSI; BDS, FDP and sample storage (WBS 1.2.11) MS7; Report activity progress to timeline and impact of variances to schedule at the milestone level (EVMS) ARTICLE B.4. ADVANCE UNDERSTANDINGS, paragraph h Milestones have been modified to reflect the current change in the scope of work. The Contractor’s Technical Proposal dated March 24, 2009, as amended by MOD 0016. submitted in response to this change is hereby incorporated into the contract by reference. The Contractor shall perform the remaining work substantially as set forth in this technical proposal. In the event of a conflict between Section C, and the Contractor’s Technical Proposal, Section C will take precedence.

10 The Contractor shall complete the work in accordance with the Statement of Work and the contract milestones set forth below. Contractor shall submit all Milestone-associated documents in draft form, subject to BARDA review and approval before finalization and acceptance. The distribution of the fixed fee shall be paid in milestone based installments and payment of this fee shall be determined by the Project Officer’s written certification that the milestone has been satisfactory performed and that the technical requirements have been met regarding the completion of the following milestones. Upon notification that the Milestone and all of its subparts have been satisfactorily completed, the Contractor may bill fee as cost incurred. If the Contractor meets the milestones earlier than the dates set forth below, then the fee will be paid at the earlier date after completion of the milestone. Milestone WBS Brief Description Deliverable Date Deliverable Estimated Cost Fixed Fee Total CPFF BDS Stability 1.1.1 Ongoing BDS Stability 07/31/2010 BDS B2272-008 T=36 months Certificate of Analysis 1.2.1 Ongoing FDP Stability 11/30/2010 FDP 907616, Up to T=36 months Certificate of Analysis 1 1.2.2 Clinical Batch 1 (2009) l00ug/dose 12/31/2010 FDP, up to T=12 months Certificate of Analysis 12.3 Clinical Batch 2 (2009) 50ug/dose 12/31/2010 FDP, up to T=12 months Certificate of Analysis 1.2.5 Ongoing Diluent Stability 11/15/2009 Diluent lot 803634, Final Study Report 1.2.7 Clinical diluent stability 11/30/2010 Diluent, up to T=12 months Certificate of Analysis Estimated Cost Fixed Fee Total CPFF Milestone Potency Assay Deliverable Date eliverable 2 2.1.1 MCLA Assay development and validation 03/31/2010 MCLA assay Validation Report

11 2.2.1 Challenge Assay 8/31/2010 Challenge Assay Development Report (work to dale) 2.2.2 Immunopotency 12/31/2010 Immunopotency Assay Development Report (work to date) Estimated Cost Fixed Fee Total CPFF Milestone FDP Manufacture Deliverable Date Deliverable 3.1 Clinical Batch I (l00ug/dosc) 11/30/2009 Certificate of Analysis and Disposition Cert for each Batch 3 3.2 Clinical Batch 2 (50ug/dose) 12/15/2009 Certificate of Analysis and Disposition Cert for each Batch 3.4 30L High Phosphate Diluent Manufacture 11/15/2009 Certificate of Analysis and Disposition Certificate Estimated Cost Fixed Fee Total CPFF Milestone Assay Development and Validation Deliverable Date Deliverable 4 4.1.3 BDS stability assay validation for Appearance, A280, SDS- PAGE, TVC, IEF 4/30/2010 Approved validation report for all assays combined or approved validation reports for each assay

12 4.2.1 FDP Phosphate release and stability method development and validation 02/15/2010 Approved validation report 4.2.2 FDP characterization method development 10/31/2010 Approved method development report(s) Estimated Cost Fixed Fee Total CPFF Milestone Regulatory Deliverable Date Deliverable 5 5.1.2 Submission 2 -CMC update 12/31/2009 Submission package to FDA 5.2 2009 Annual Report 08/30/2009 Annual Report Submitted to FDA Estimated Cost Fixed Fee Total CPFF Milestone Tech Transfer Deliverable Date Deliverable 6 6.5 Process Transfer Initiated 11/1/2009 Contract signed 6.5 Process Transfer midpoint 12/31/2009 2 months from contract signed 6.5 Fermentation Process Transfer Complete 2/28/2010 4 months from contract signed 6.5 Purification Process Transfer and Development Complete 3/31/2010 Demonstration run vial crack 6.4 Analytical method transfer initiated 11/30/2009 Contract signed 6.4 Analytical method transfer and qualification complete 05/30/2010 Vial crack for 1st demonstration run 6.4 Transfer of 11/30/2009 Contract Signed

Contract No: HHSO100200900103C
Modification No: 0016 13 of 32

	validated assays initiated		
6.4	Transfer of validated assays complete	05/31/2010	Vial crack for 3rd demonstration run
6.5	Demonstration run #1 complete	04/30/2010	bulk fill complete
6.5	Demonstration run #2 complete	05/31/2010	bulk fill complete
6.5	Demonstration run #3 complete	05/31/2010	bulk fill complete
6.7	cGMP pre-production started	04/30/2010	3 months before planned start of engineering run
6.7	Pre-production and facility set-up complete	07/31/2010	Engineering run vial crack
6.7	Start of 1st engineering run	07/31/2010	Vial crack
6.7	Completion of 1st engineering run	30 days after start	Bulk fill complete
6.7	Start of 2nd engineering run	08/30/2010	Vial crack
6.7	Completion of 2nd engineering run	30 days after start	Bulk fill complete
6.8	Start of cGMP run	10/31/2010	Vial crack
6.8	Completion of cGMP run	30 days after start	Bulk fill complete
6.8	cGMP run tested	12/31/2010	CoA
6.6	Validation master plan work initiated	10/31/2010	Bulk fill complete cGMP run
6.6	Validation master plan complete	02/28/2011	Validation master plan approved
6.4	Start Analytical method validation	08/30/2010	initiated
6.4	Complete Analytical method validation	02/28/2011	Reports approved
6.12	Small Scale Process Characterization	3/31/11	Reports Approved

V9-Final

14 Other Cost Areas Estimated Cost Fixed Fee Total Cost Program Management General Program Management $906,928 $499,105 $0.0 $499,105 Earned Value Management Estimated Cost Fixed Fee Total Cost Estimated Program Cost $25,250,793 $3,687,259 $28,938,052 Estimated Incurred Cost in Performance (NIAID Contract N01-AI-30052) prior to April 1, 2009 that were not previously billed Estimated Cost Fixed Fee Total Cost $3,520,000 Estimated Contract PRICE $32,458,052 ARTICLE B.4 –Advance Understanding is hereby modified to add paragraph (p) (q), (r), (s), and (t), p. Site Visits and Inspections At the discretion of the USG and independent of activities conducted by the Contractor, with ten (10) business days notice to the Contractor, the USG reserves the right to conduct site visits and inspections on an as needed basis, including collection of product samples and key intermediates held by the Contractor, or sub-contractors. In the case of subcontractor visits and inspections that are independent of activities conducted by the Contractor, the USG shall demonstrate cause for such visit and/or inspection. These site visits shall be coordinated through the Prime Contractor. Under time-sensitive or critical situations, the USG reserves the right to suspend the 10 day notice to the Contractor. The areas covered under the site visits and audits could include, but are not limited to: security, regulatory and quality systems, and cGMP/GLP/GCP compliance.

15 The USG will conduct cGMP inspections of all manufacturing facilities (including sub-contractor facilities) under this contract within six (6) months of contract award. Formal cGMP inspections will occur on an annual basis, or as needed, if cause dictates. The Contractor shall provide a written response including appropriate corrective actions within twenty (20) business days after receipt of audit or inspection report, or request for information and clarification from the USG. q. People in Plant For a duration of its choosing, the USG may place, one or more persons in the Contractor’s or Subcontractor’s facility (PIP) with a seven (7) days advance notice to the Contractor. In the case of subcontractor visits, the USG shall coordinate these activities through the Contractor. The People in Plant (PIP) will have necessary training prior to being placed in the Contractor’s facility. The PIP are restricted to observing, verifying, and surveying the Contractor’s or subcontractor’s performance and work environment, in adherence to the applicable regulations and the Scope of Work under this contract. r. Subject Matter Experts The Contractor shall acquire the services of qualified Subject Matter Experts (SMEs), as needed, for additional oversight to achieve compliance with FDA regulations in the areas of quality assurance and related to activities in areas of manufacturing, clinical, non-clinical, assay development, storage and distribution, and other relevant aspects within the Scope of Work under this contract. These SMEs shall be approved by the Contracting Officer prior to being hired. s. Material Transport and Delivery The USG must pre-approve all plans and Standard Operating Procedures (SOPs) related to the distribution, transport, delivery and acceptance of vaccine materials including but not limited to cell banks (master and or working), BDS, FDP and critical reagents. Pre-approvals shall be based on generally accepted and current industry best practices. Documents for pre-approval include, but are not limited to: qualification and validation plans for temperature-controlled packaging of said materials; qualification of vehicles and shipping procedures, instructions, choice of temperature recording methods (and associated limits) and procedures for handling deviations and excursions, and communication plans. t. Access to Documentation a. The Contractor shall provide the USG with access, as requested, to documentation and data generated during this contract in accordance with

16  the SOW, including but not limited to: Contractor efforts; communications and correspondence with regulatory agencies and bodies to include audit observations, inspection reports, and Contractor’s commitments and responses; Subcontractor documentation including protocols for pre-approval and, QA reviewed raw data from studies and final technical reports. The Contractor shall provide this documentation within a reasonable amount of time. The Contractor shall provide BARDA with a minimum of 5 business days to provide feedback. In the case of lengthy or complex submissions, BARDA reserves the right to require additional time for review. The Contractor shall review and approve any request for information generated outside of this contract under previous USG-funded efforts. U. Program Management a. Condition of Payment for Risk Mitigation Management Activities. During the course of this development effort, if the Contractor perceives a risk that is likely or will cause a negative consequence to the development effort, the Contractor shall notify the Project Officer and Contracting Officer. The Contractor shall present a risk mitigation plan that contains the following elements. • Statement of the problem: This should be based on the risk assessment and should indicate the source of the problem. • Indicate the impact cost and schedule. A statement, of the additional funds or other unprogrammed resources required to accomplish the plan. If no additional resources are required, so state. If known or projected, indicate the source(s) of these funds/resources. • Selected Approach: A clear statement of which option (or options) was selected and why. This could include the results of a trade off study if appropriate. It should also include any additional description of that option necessary to make the selected approach clear. • Present an updated project schedule: chart which shows start and end dates for each action Before commencing, the project plan must be approved by the Contractor Officer.

Contract No: HHSO100200900103C
Modification No: 0016 17 of 32

SECTION C – DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK. Paragraph a, has been modified as set forth below:

Independently and not as an agent of the USG, the Contractor shall furnish all the necessary services, qualified personnel, material equipment, and facilities, not otherwise provided by the USG as needed to accomplish the tasks and milestones in the Statement of Work, Section J, Attachment 1, attached hereto and made a part of this contract modification . Performance and expenditures under this modification shall be consistent with the work plans schedule and budget described in the Contractor's March 24, 2009 Scope of Work, as amended by MOD 0016 as amended by this contract modification 0016, which would include answers provided in response to Technical and Administrative Questions.

All work included in Section J, Attachment 1, dated September 30, 2003 and any amendments thereto through Modification 0016 associated with process development and validation, engineering runs sufficient to ensure production of at least 3 cGMP consistency lots suitable for Phase 3 trials, initial Phase 2 clinical trials and such other efforts that are not included in the above Statement of Work has been terminated and/or deleted at the request of the USG.

ARTICLE C.2. REPORTING REQUIREMENTS. Paragraph b is hereby deleted in its entirety and replaced with the following:

a. Monthly Technical Progress Reports.

On the tenth of each month, the Contractor shall submit a Monthly Technical Progress Report for the previous calendar month, to the Project Officer and the Contracting Officer. The Contractor shall submit one copy of the Monthly Technical Progress Report electronically via e-mail. Report documents sent by e-mail shall be submitted in MSWord, MSExcel, MSProject, or compatible versions. Such reports shall include the following specific information: The contract number and title, the period of performance being reported, the Contractor's name and address, the author(s), and the date of submission. These reports are subject to the technical inspection and requests for clarification by the Project Officer. These reports shall be brief and factual and provide the following information in no more than 15 pages:

(1) The Monthly Technical Progress report shall address each of the below items and be cross-referenced to the WBS in the Gantt chart and Project Plan.

- An Executive Summary in MS PowerPoint format, highlighting the progress,

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Contract No: HHSO100200900103C
Modification No: 0016 18 of 32

issues, and relevant activities in manufacturing, non-clinical, regulatory, and security. The Executive summary should be limited to 2-3 slides and highlight only critical issues for that reporting period and resolution approach.

- Progress in meeting contract milestones- broken out by subtasks within each milestone, overall project assessment, problems encountered and recommended solutions. The reports shall detail the planned progress and actual progress during the period covered, explaining occurrences of any differences between the two, and the corrective steps and actions are planned, if behind schedule.
- The reports shall also include a three month rolling forecast of key planned activities, referencing the WBS/Project Plan.
- The project's plans and schedule must reflect up to date FDA regulatory requirements and guidance.
- Estimated and Actual Expenses (applicable until the EVMS reports are submitted)
  a. This report shall also contain a narrative statement as to whether there is any discrepancy at this time between the % of work completed and the cumulative costs incurred to date. Section IV of this report shall also contain estimates for the Subcontractors' expenses from the Contract No. HHSO100200900103C previous month if the Subcontractor did not submit a bill in the previous month. These shall be listed for each Subcontractor. If the Subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors

(2) Earned Value Management

a. In lieu of a formal Integrated Baseline Review, 60 days after contract modification Contractor shall deliver a submission to include: a description of the work scope through Work Authorization Documents (WADs); Integrated Master Schedule (IMS) with the inclusion of agreed major milestones and control account plans (CAP) for all control accounts; baseline revision documentation and program log(s); and risk register. BARDA will review documentation and provide written comments and questions to Contractor, who shall provide a written response back to BARDA within 20 days.

b. The Contractor shall deliver the Integrated Master Schedule statused with performance data and should include actual start/finish and projected start/finish dates. The statused schedule should be delivered 10 days after reporting month end. Contractor shall deliver a program level Integrated Master Schedule that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks.

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19 c. The Contractor shall deliver an Earned Value Contract Performance Report (EV-CPR) on a monthly basis per the instruction in DI-MGMT-81466A (see http://www.acq.osd.mil/pm/). Contractor shall provide preliminary EV-CPR, Format l, on the 15th day after end of Contractor reporting period and final EV-CPR and Format 5 on the 20th day after end of Contractor reporting period. The USG shall use best efforts to respond within 5 business days. (3) Milestone Reports As specified in Section B.4.h, the Contractor shall provide a Milestone Report with final versions of key project documentation, after the completion of each Milestone unless otherwise agreed upon by the Project Officer and the Contracting Officer. All documents related to Milestone deliverables shall be submitted to BARDA in draft form for review and comments prior to submittal in final form in the final Milestone Report. Milestone reports and monthly reports may be combined if agreed by the Project Officer and the Contracting Officer. (4) Annual Report The Contractor shall be required to submit to the Project Officer and Contracting officer an annual technical progress report within 15 days after the anniversary of the contract award date. (5) Weekly teleconferences The Contractor shall participate in weekly teleconferences with BARDA to discuss the performance of the contract. The Contractor shall record, maintain and provide draft meeting minutes to the Project Officer for approval within 3 days after teleconference. The Project Officer will approve the final version. The Contractor shall distribute final approved version within 3 business days after receipt of BARDA approval. (6) Interactions with Regulatory Agencies b. The Contractor shall notify the Project Officer and Contracting officer of all site visits/audits by any regulatory agency, within 24 hours of receipt of notice. In the event of an FDA inspection which occurs as a result of this contract and for this product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor will provide the USG with an exact copy of the FDA Form- 482, Form 483, and the Establishment Inspection report (EIR) within 24 hours of receipt. c. The Contractor shall include BARDA representatives in all scheduled meetings and teleconferences with any regulatory agency. The Contractor shall provide both the meeting minutes and finalized meeting minutes related to any meeting with regulatory agencies.

20 d. The Contractor shall provide BARDA the opportunity to review and comment upon any documents required to be submitted to regulatory agencies. These shall include documents that are generated as result of this contract or documents that have the reasonable potential to impact the performance of this contract. The Contractor shall provide BARDA with a minimum of 5 business days to provide feedback comments. In the case of lengthy or complex submissions, BARDA reserves the right to require additional time for review. (7) Final Report The Contractor shall submit five (5) copies of a comprehensive Final Report, with four (4) copies to the Project Officer and one (1) copy to the Contracting Officer. This final report shall detail, document and summarize the results of the entire contract work for the period covered. This report shall be in sufficient detail to explain comprehensively the results achieved under all milestones.

Contract No: HHSO100200900103C
Modification No: 0016 21 of 32

SECTION F – DELIVERIES OR PERFORMANCE

ARTICLE F.1. DELIVERIES OR PERFORMANCE, paragraph b is modified to read as follows:

The items specified below as described in Section C, ARTICLE 2 will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-45.

Addressee	Deliverable Item	Delivery Time	Quantity
Andre Early Contracting Officer US Department of Health and Human Services Assistant Secretary for Preparedness and Response Biomedical Advance Research & Development Authority 330 Independence Avenue, SW Room G640 Washington, DC 20201 Email: darrick.cady@hhs.gov	Monthly Progress Reports	10th of EA Month	1 original
	Milestone Reports (after completion)	10th of EA Month	1 original
	EVMS		
	• Initial documentation for PMB	w/in 60 days of Contract Mod	1 original
	• Integrated Master Schedule	10th of EA Month (after reporting Month end	1 original
	• EV-CPR	Preliminary by 15th day, final by the 20th day after reporting month end	1original
	Milestone Report	By 10th day after completion of Milestone	1 original
	Annual Report	W/in 15 business days of Anniversary of contract award	1 original
	Draft Weekly Teleconference Meeting Minutes	W/in 3 business days following teleconference	1original
	Final Weekly Teleconference Meeting Minutes	W/in 3 business days following receipt of BARDA Comments	1 original
	Final Report	By the Expiration of the Contract	1original
	Interaction with Regulatory Agencies	In accordance with Section C.2.6	1 original
	Government Furnished Property Report	W/in 15 days of Anniversary date of contract award	1original
Lucy Mac Gabhann Project Officer US Department of Health and Human Services Assistant Secretary for Preparedness and Response Biomedical Advance Research & Development Authority 330 Independence Avenue, SW Room G640 Washington, DC 20201 Email: lucy.macgabhann@hhs.gov	Monthly Progress Reports	10th of EA Month	1 original
	Milestone Reports (after completion)	10th of EA Month	1 original
	EVMS		
	• Initial documentation for PMB	w/in 60 days of Contract Mod	1 original
	• Integrated Master Schedule	10th of EA Month (after reporting Month end	1 original
	• EV-CPR	Preliminary by 15th day, final by the 20th day after reporting month end	1original
	Milestone Report	By 10th day after completion of Milestone	1 original
	Annual Report	W/in 15 business days of Anniversary of contract award	1 original
	Draft Weekly Teleconference Meeting	W/in 3 business days following teleconference	1original

V9-Final

22 Minutes Final Weekly Teleconference meeting Minutes Final Report Interaction with Regulatory Agencies Government Furnished Property Report  W/in 3 business days following receipt of BARDA comments By the Expiration of the Contract In accordance with Section C.2.6 W/in 15 business days of Anniversary date of contract award  1 original 4 original 1 original 1 original

23 SECTION G – CONTRACT ADMINISTRATION DATA ARTICLE G.l. PROJECT OFFICER is hereby modified to read as follows: The following Project Officer will represent the Government for the purpose of this contract: FROM: Gopa Raychaudhuri, Project Officer, NIH/NIAID TO: Lucy G. Mac Gabhann, Project Officer, BARDA Performance of the work hereunder shall be subject to the technical directions of the designated Project Officer for this contract. As used herein, technical directions are directions to the Contractor, which fill in details, suggests possible lines of inquiry, or otherwise completes the general scope of work set forth herein. These technical directions must be within the general scope of work, and may not alter the scope of work or cause changes of such a nature as to justify an adjustment in the stated contract price/cost, or any stated limitation thereof. In the event that the Contractor feels that full implementation of any of these directions may exceed the scope of the contract, he or she shall notify the originator of the technical direction and the Contracting Officer in a letter separate of any required report(s) within two (2) weeks of the date of receipt of the technical direction and no action shall be taken pursuant to the direction. If the Contractor fails to provide the required notification within the said two (2) week period that any technical direction exceeds the scope of the contract, then it shall be deemed for purposes of this contract that the technical direction was within the scope. No technical direction, nor its fulfillment, shall alter or abrogate the rights and obligations fixed in this contract. The Government Project Officer is not authorized to change any of the terms and conditions of this contract. Changes shall be made only by the Contracting Officer by properly written modification(s) to the contract. Any changes in Project Officer delegation will be made by the Contracting Officer in writing with a copy being furnished to the Contractor. (End of Clause) ARTICLE G.2. KEY PERSONNEL is hereby modified to read as follows: The personnel specified in this contract modification are considered to be essential to the work being performed hereunder and that the Government recognizes that some of the named individuals may or may not charge directly to this Program. Prior to removing any of the specified individuals to other programs on a full time basis, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No changes shall be made by the Contractor without the written consent of the Contracting Officer; provided that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer

24 required by this clause. The contract may be modified from time to time during the course of the contract to either add or delete personnel, as appropriate.  Senior Vice-President of Operations Vice President of Regulatory Affairs and Quality Chief Scientific Officer Vice President of Manufacturing and Supply Chain Program Director Senior Director of Operations: Research Triangle Park Site Medical Director Head of Operations Head of Quality Senior Director of Final Drug Product Head of Vaccines Quality Director of Vaccines Technical Development VP of Bioanalysis  ARTICLE G.4 – INDIRECT RATES, is hereby modified to read as follows: (a) Subject to the provisions of the clause entitled “Allowable cost and Payment” in Section I, Contract Clauses, allowable indirect cost under this contract shall be obtained by applying the approved DCAA and/or negotiated indirect cost rates below to the base, (b) The Contractor shall be reimbursed for allowable indirect rates as the following rate(s)  Type  Calendar Year 2009  Calendar Year 2010  Base Fringe (US) Fringe (UK) Overhead (US) Overhead (UK) G & A Fee

25 SECTION H- SPECIAL CONTRACT REQUIREMENTS ARTICLE H. 10. ANIMAL WELFARE is hereby deleted in its entirety and replaced with the following: Information on Compliance with Animal Care Requirements Registration with the U. S. Dept. of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. The USDA office contact information is available at http://www.aphis.usda.gov/ac/acorg.html. They are responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), http://www.nal.usda.gov/awic/legislat/awa.htm. The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) http://grants 2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U. S. Public Health Service. The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A) http://www.nal.usda.gov/awic/legislat/usdalegl.htm issued by the U.S. Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy. The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the Accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as their primary evaluation tool. They also use the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies http://www.fass.org.

26 ARTICLE H. 14. PRESS RELEASES deleted in its entirety and replaced with the following: a. Press Releases -Pursuant to Public Law(s) cited in paragraph (2), below, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: the percentage of the total costs of the program or project which will be financed with Federal money; the dollar amount of Federal funds for the project or program; and the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources. b. Public Law and Section No. Fiscal Year  Period Covered P.L. 109-149, Title V, section 506, as Directed by P.L. 110-5, Div. B, title I, 2009 10/1/08 - 9/30/09 Section 104. ARTICLE H.15. Reporting Matters Involving Fraud, Waste, and Abuse, has been deleted in its entirety and replaced with the following: Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is: Office of Inspector General Department of Health and Human Services TIPS HOTLINE P.O. Box 23489 Washington, D.C. 20026 ARTICLE H. 16. ANTI-LOBBYING, has been deleted in its entirety are placed with the following: Prohibition on the Use of Appropriated Funds for Lobbying Activities HHSAR 352.270-10 Anti – Lobbying (Jan 2006) The Contractor is hereby notified of the restrictions on the use of Department of Health and Human Service’s funding for lobbying of Federal, State and Local legislative bodies. Section 1352 of Title 31, United Stated Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits

27 from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12. In addition, the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself as stated in P.L. 109-149, Title V, section 503(a), as directed by P.L. 110-5, Div. B, Title I, section 104. The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature as stated in P.L. 109-149, Title V, section 503(b), as directed by P.L. 110-5, Div. B, Title I, section 104. (End of Clause) ARTICLE 22 - DISSEMINATION OF INFORMATION, is hereby added and shall read as follows: After the execution of Modification 16, information first produced under this contract shall not be released or publicized without the prior written consent of the Contracting Officer, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity’ for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions. (End of Clause)

28 ARTICLE 23 - IDENTIFICATION AND DISPOSITION OF DATA, is hereby added and shall read as follows: The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (HHS). The Contractor shall consent to USG review of data produced outside of this contract. The data must be deemed relevant to this contract and statement of work. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA. SECTION I- CONTRACT CLAUSES The following contract clause has been incorporated into this contract. FAR Clause No.  Date  Title 52.245-1  JUN 2007  Government Property 52.245-9  June 2007  Use and Charges

29 SECTION J - LIST OF ATTACHMENTS ATTACHMENT 1 – Statement of Work, is deleted in its entirety and replaced as follows. All other milestones are no longer required. Independently and not as an agent of the USG, the Contractor shall furnish all the necessary services, qualified personnel, material equipment, and facilities, not otherwise provided by the USG as needed to accomplish the tasks and milestones in the Statement of Work, Section J, Attachment 1, attached hereto and made a part of this contract. Performance and expenditures under this modification shall be consistent with the work plans schedule and budget described in the Contractor’s March 24, 2009 Scope of Work as amended by MOD 0016, which would include answers provided in response to Technical and Administrative Questions. a. Execute a stability testing program to ensure the safety, sterility, potency and integrity of the vaccine used in clinical trials and non-clinical studies, to support all regulatory requirements including: IND amendments; data to support the product’s use under Emergency Use Authorization (EUA), BLA submission and product licensure and post-licensure tasks as appropriate. b. Develop, qualify and validate product release and stability indicating assays including potency assays; in-process assays (as appropriate); product characterization methods; and reagents for use in clinical and pivotal studies that shall ultimately support the product’s use under EUA, BLA submission and product licensure. c. Manufacture, fill and finish the Final Drug Product and companion diluents to be used in clinical trials and non-clinical studies to support the product’s use under EUA, BLA submission and product licensure. Contractor shall ensure all relevant data, including that from the subcontractor, is submitted to the FDA in accordance with the licensure strategy. d. Plan and execute a Technology Transfer of Bulk Drug Substance production, including, but not limited to, relevant knowledge of the process including batch records, test records and other documentation, analytical methods, raw material information and master and seed stocks, to a qualified cGMP compliant Contract Manufacturing Organization (CMO) with experience producing FDA-licensed vaccines and biologies. Execute scale-up and production of at least one cGMP lot at full-scale. e. Execute a Performance Measurement System that meets the Seven Principles of Earned Value Management. The Seven Principles are: I.  Plan all work scope for the program to completion. II.  Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.

30 III.  Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control Changes to the baseline. IV.  Use actual cost incurred and recorded in accomplishing the work performed. V.  Objectively assess accomplishments at the work performance level. VI.  Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed. VII.  Use Performance Measurement System information in the company’s management processes. f. The Contractor shall structure their Performance Measurement and Earned Value Management Systems using a discernable and consistent deliverable-based Work Breakdown Structure consistent with the rPA Work Breakdown Structure format provided by BARDA. g. The Contractor and BARDA shall mutually agree upon cost, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. MILESTONES Consistent with the requirements described in the SOW above, the Contractor will submit a proposed plan, and execute this plan to accomplish the following milestones. Unless otherwise agreed, all milestones will conclude with delivery of an acceptable final milestone report to BARDA. The report shall document the details and data completed under each milestone, including all pertinent final technical reports related to work accomplished

31 New MS #  Previous MS #  Previous Milestone Title  Scope of previous milestone 1  16  Develop and manage a stability plan for Drug Substance and Drug Product  Work carried out under this Milestone has included all BDS and FDP stability program activities 2  4  Assay development, qualification and validation  Recent work carried out under this milestone has included assay development of BDS and FDP potency assays i.e. MCLA, challenge potency and immunopotency 3  6, 11  Milestone 6: Final Drug product - process technology transfer, development and pre-validation Milestone 11: Fill 750,000 doses as part of a process validation campaign and fill 750,000 doses as part of a consistency campaign  Work under Milestone 6 has included FDP manufature for clinical studies and pre process validation activities Work under Milestone 11 to date has included some preparatory activities for the FDP process validation campaign including Raw Materiel purchases and supplier Audits. 4  12  Release of 3 process validation cGMP lots, deliver or store 750,000 doses  This milestone included a Sub-milestone relating to establishment of assays, therefore all activities relating to release, stability and characterisaiton assay development and validation have been allocated to this Milestone 5  15  Complete Regulatory Plan  Work allocated to this Milestone has included preparation and review of regulatory submissions 6  None  BDS Technology Transfer activities are new activities and have not been previously associated with a specific NIH Milestone. Previously all BDS manufacturing activities ware captured under Milestone 10: rPA bulk drug substance manufacture for process validation and consistency lot production. The following Work Plan describes the remaining activities associated with contract HHSO100200900103C, this updated Plan reflects the activities that have been selected to be undertaken under this contract.

32 h.  Meetings and Conferences: In accordance with the responsibilities to oversee the contract effort, the Project Officer, shall direct the need for meetings and conferences. The Contractor shall coordinate and participate in regular meetings and conference and include all relevant Contractors and subcontractor personnel. Such meetings may cover areas, but are not limited to, the technical, regulatory and ethical aspects of the program, preclinical and clinical study designs, assay development and validation. The meeting may involve BARDA technical consultants and Subject Matter Experts to discuss technical data provided by the Contractor.